                                  PLEDGE AGREEMENT


           This PLEDGE AGREEMENT (this "Agreement") is made and entered into as of the 28th day of June, 1996, by and between Jan D. Moehl, an individual ("Pledgor"), and the Trustees of the Cheyne Walk Trust (collectively, "Secured Party"), and is made with reference to the following facts:

           A. Secured Party has made a loan ("Loan") to Pledgor in the original principal amount of $100,000, as evidenced by that certain Secured Promissory Note, of even date herewith, in the original principal amount of $100,000, together with interest at the rate described therein, made by Pledgor to the order of Secured Party (the "Note").

           B.    Pledgor is the owner of certain issued and outstanding
American Depository Shares of Getty Communications plc, a public limited company incorporated under the laws of England and Wales (the "Corporation").

           C. It is a condition precedent to the making of the Loan by Secured Party pursuant to the Note that Pledgor shall have made the pledge contemplated by this Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained, the parties hereto hereby agree as follows:

           1.    GRANT OF SECURITY INTEREST.

                 1.1     PLEDGE.  As security for the obligations specified in
Section 2 hereof, Pledgor hereby pledges, assigns, transfers and grants to Secured Party and Secured Party's successors, endorsees and assignees a security interest in and to (a) those certain 10,000 American Depositary Shares (each representing two Class A Ordinary Shares, nominal value one pence each) of the Corporation owned by Pledgor ("ADSs") more fully described on Exhibit "A" hereto, (b) all additional shares of the capital stock of any class of the Corporation and, subject to the provisions of Section 7 hereof, any other monies, securities, rights and property issued or received in exchange therefor or with respect thereto, including, but not limited to, any cash dividends or distributions, any shares that may be issued to Pledgor as a stock dividend and any securities, rights or other property which Pledgor may hereafter receive or be entitled to receive in exchange therefor, whether upon a merger, reorganization, consolidation, stock split or reclassification, or otherwise; and (c) any and all additions and substitutions thereto and therefor and the proceeds of any of the foregoing (collectively the "Collateral"). The inclusion of "proceeds" as a component of the Collateral shall not be deemed a consent by Secured Party to any sale or disposition of all or any part of the Collateral.

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                 1.2     DELIVERY.  In furtherance of the pledge, assignment,
transfer and grant of the security interest referred to in Section 1.1 hereof, Pledgor shall (a) deliver to The Chase Manhattan Bank, N.A., at 1211 Avenue of the Americas, 33rd Floor, New York, New York 10036, Attention: G. Martin Poole, as agent for Secured Party ("Chase"), concurrently with the execution hereof, all of the American Depositary Receipts evidencing the ADSs, certificates or instruments representing the Collateral, stamped or marked as Secured Party may require, together with duly executed or endorsed blank stock powers (in the form of that attached hereto as Exhibit "A") and proxies or such other instruments of assignment or transfer relating thereto as Secured party may require, and (b) deliver to Chase, as soon as possible after receipt thereof, certificates and other indicia of ownership representing any securities or other instruments referred to in Section 1.1(b) hereof, stamped or marked as Secured Party may require, together with duly executed or endorsed blank stock powers or such other instruments of assignment or transfer relating thereto as Secured Party may require. Secured Party shall have the right, at any time in its discretion upon prior notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral, subject only to the rights of Pledgor specified in Section 7 hereof. Secured Party shall also have the right, at any time and from time to time, to appoint another agent or agents for the purpose of retaining physical possession of the Collateral. Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Collateral for certificates or instruments of smaller or larger denominations.

                 1.3 ADDITIONAL COLLATERAL RECEIVED BY PLEDGOR. Subject to the provisions of Section 7 hereof, any money, securities or other property hereafter received by Pledgor in respect of or in exchange or substitution for any of the Collateral, and any additional shares of the capital stock or securities of the Corporation of whatever class or nature, shall be, and shall be deemed to have been, received by Pledgor as trustee for Secured Party, and Pledgor shall pay and deliver all such sums, securities and other property over to Secured Party immediately, without demand or notice. The same shall then be held as Collateral by Secured Party as security for the obligations secured hereby or, in the case of money but subject to the provisions of Section 7.2 hereof, applied to the indebtedness and obligations secured hereby as provided in Section 12 hereof.

                 1.4 UNCERTIFICATED SECURITIES. Notwithstanding anything to the contrary contained in Sections 1.1, 1.2 and 1.3 hereof, if any of the Collateral (whether now owned or hereafter acquired) is evidenced by an uncertificated security, Pledgor shall promptly notify Secured Party thereof and shall promptly take all actions required to perfect the security interest of Secured Party therein under applicable law (including, in any event, under Sections 8313 and 8321 of the Uniform Commercial Code of the State of California (the "UCC")). Pledgor further agrees to take such actions as Secured Party deems necessary or desirable to effect the foregoing and to permit Secured Party to exercise any of its rights and remedies hereunder.


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

                 1.5 SPOUSAL CONSENT. Pledgor acknowledges that by this Agreement Pledgor is also granting to Secured Party a security interest in the entire community property interest, if any, of Pledgor's spouse in and to the Collateral. Concurrently herewith, Pledgor shall cause his spouse to execute and deliver to Secured Party a Spousal Consent in the form of that attached hereto as Exhibit "B".

                 1.6 DUTIES AND RIGHTS OF SECURED PARTY. Pledgor agrees that neither Secured Party nor Chase shall have any liability of any kind or nature whatsoever with respect to the Collateral, other than to hold, release or dispose of the same in accordance with the terms and provisions of this Agreement. With respect to each particular item of Collateral, the security interest herein granted shall attach immediately upon Pledgor's execution hereof or as soon as Pledgor acquires rights in and to such item of Collateral, whichever is later.

           2. OBLIGATIONS TO BE SECURED. Whether or not recovery upon any of the following secured obligations (the "Secured Obligations") is now or hereafter becomes barred by any statute of limitations or is now or hereafter becomes otherwise unenforceable, the security interests herein granted shall secure (a) the prompt and complete payment and performance of all of the obligations now or hereafter arising under the Note (including the payment of amounts which would becomes due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) and interest which, but for the filing of a petition in bankruptcy, would accrue on such obligations); and (b) the payment and reimbursement of all sums and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel), court costs and collection, legal and receivers' expenses, advanced or incurred by Secured Party in connection with the perfection and protection of the security interest herein granted, the preservation or disposition of the Collateral, or any part thereof, or the enforcement by Secured Party of any of the foregoing obligations of Pledgor or any guarantor thereof to Secured Party whether upon default by Pledgor or any such guarantor or otherwise.

           3. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor hereby represents and warrants to Secured Party THAT:

                 3.1. VALIDITY OF COLLATERAL/TITLE TO COLLATERAL. The Collateral has been duly authorized and validly issued, is fully paid and nonassessable and has been issued in compliance in all material respects with all applicable federal and state securities laws. Except for the community property interest of Pledgor's spouse, if any, Pledgor is the sole legal and beneficial owner of the Collateral, and, except for the security interests granted to Secured Party herein and the community property interest of Pledgor's spouse, if any, Pledgor has good and marketable title to all and every part of the Collateral, free and clear of any security interest, lien, pledge, encumbrance, option, conditional sale contract, lease or other title retention agreement, or any other adverse claim of any nature whatsoever (collectively, "Lien").


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

                 3.2 PRIORITY. Upon the execution and delivery of this Agreement by Pledgor and Secured Party's taking possession of the Collateral, Secured Party shall have perfected security interests in and to the Collateral having first priority for the full amount of all of the Secured Obligations.

                 3.3 NO DEFAULT OR REQUIRED CONSENT. Neither the execution or delivery of this Agreement by Pledgor nor the effectuation by Secured Party of any of its rights or remedies herein, whether upon default or otherwise, will result in a breach of or constitute a default under any agreement or instrument to which Pledgor is a party, or violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree of any court or administrative agency, nor does any of the foregoing require the consent of any person, entity or governmental agency or any notice or filing with any governmental or regulatory body (except as may be required in connection with any sale or disposition of the Collateral by laws affecting the offering and sale of securities generally).

                 3.4 NO LITIGATION. There is no action, legal, administrative or other proceeding pending or threatened against Pledgor's title to or interest in the Collateral or against Pledgor's pledge of the Collateral hereunder, nor does Pledgor know of any basis for the assertion of any such claim.

           4.    AFFIRMATIVE COVENANTS.

           Pledgor covenants that until such time as all of the Secured Obligations are indefeasibly paid or satisfied in full, unless Secured Party shall otherwise consent in writing:

                 4.1 PROTECTION OF SECURITY AND LEGAL PROCEEDINGS. Pledgor shall, at its own expense, take any and all actions necessary to preserve, protect and defend the security interest of Secured Party in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending any and all actions and proceedings which purport to affect any of the foregoing; promptly reimburse Secured Party for any and all sums, including costs, expenses and reasonable attorney's fees, which Secured Party may pay or incur in defending, protecting or enforcing its security interest in the Collateral or the perfection or priority thereof, or in discharging any prior or subsequent Lien or adverse claim against the Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Collateral or the rights of Secured Party therein, all of which actions Pledgor hereby agrees that Secured Party shall have the right to take in its sole and absolute discretion.

                 4.2 AUTHORIZED SALE. Pledgor shall keep the proceeds of any collection, sale or disposition of any Collateral authorized by Secured Party separate form Pledgor's other property and, until otherwise notified by Secured Party, shall enforce all of Pledgor's rights with respect to any such collection, sale or disposition, maintain accurate and


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

complete records thereof and promptly deliver to Secured Party the proceeds thereof as and when received.

                 4.3 INSPECTION. Pledgor shall give Secured Party such information as may be requested concerning the Collateral and permit Secured Party and its agents and representatives to enter upon any premises upon which Pledgor's records concerning the Collateral or the Corporation are located for the purpose of inspecting and auditing the same.

                 4.4 AUTHORITY OF SECURED PARTY. With respect to any Collateral, Pledgor hereby consents and agrees that the Corporation shall be entitled to accept the provisions of this Security Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor or any other person to the Corporation or to any registrar, transfer agent or trustee thereof.

                 4.5 FURTHER ASSURANCES. Pledgor shall from time to time make, execute, acknowledge and deliver all such further documents, instruments and assurances and take such further acts as may be requested by Secured Party to perfect or preserve the security interest created by and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, Pledgor shall, upon request of Secured party, execute and deliver to Secured Party such financing statements and security agreements, in form and substance satisfactory to Secured Party, as Secured party may require to effect and perfect Secured party's security interest in the Collateral, including any distributions or dividends paid in property other than cash or cash equivalents.

           5. NEGATIVE COVENANTS. Pledgor covenants that until such time as all of the Secured obligations are indefeasibly paid or satisfied in full, without the prior written consent of Secured Party, it shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise
(a) exchange, lease, lend, sell, encumber or dispose of the Collateral or any part thereof, or any of Pledgor's rights therein, or grant any option with respect thereto, nor (b) cause, suffer or permit the Collateral to be affected by any Lien of any kind or nature whatsoever, other than the Lien of Secured Party created hereby.

           6.    ADDITIONAL COVENANTS OF PLEDGOR.

                 6.1 PRESERVATION OF COLLATERAL. In case of any failure of Pledgor to keep the Collateral free from Liens or adverse claims, or to pay taxes on or in respect thereof, or fully and punctually to keep and perform any other covenant hereof, then Secured Party may (but shall not be required to) pay or contest or settle such taxes, Liens or adverse claims, or any judgments based thereon, take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, exercise any voting rights or managerial rights with respect to any Collateral, make or give any presentments, demands for


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performance, notices of nonperformance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations, or otherwise make good any other aforesaid failure of Pledgor. Pledgor shall promptly reimburse Secured party for any sums paid or advanced by Secured Party for any such purpose, together with interest at the rate specified in the Note from the date of any such advance to the date of reimbursement.

                 6.2 ATTORNEY-IN-FACT. Pledgor hereby appoints Secured Party as his attorney-in-fact with full power of substitution, to do any and all acts which Pledgor is obligated by this Agreement to do and for the purpose of carrying out the purposes of this Agreement and taking any action and executing any instruments which Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing Secured Party shall have the right and power to receive, endorse and collect all checks made payable to Pledgor representing any payment or distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and to execute and deliver as such attorney-in-fact on behalf of Pledgor all necessary instruments of sale, assignment, lease and transfer of the Collateral, and any part thereof, sold, leased or otherwise disposed of pursuant to this Agreement.

           7.    RIGHTS INCIDENT TO COLLATERAL.

                 7.1 IRREVOCABLE PROXY/VOTING RIGHTS. Pledgor hereby irrevocably appoints Secured Party as Pledgor's proxy holder with respect to the Collateral with full power and authority to vote, give consents, ratifications and waivers and otherwise act with respect to such Collateral on behalf of Pledgor, PROVIDED that this proxy shall be operative only upon the occurrence of an Event of Default (as defined in Section 8) hereunder. This proxy shall be irrevocable for so long as any Secured Obligation remains outstanding. Until such time, if any, as an Event of Default occurs, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement. In order to evidence the provisions of this Section 7.1, Pledgor shall execute and deliver to Secured Party an Irrevocable Proxy in the form of that attached hereto as Exhibit "C".

                 7.2 RIGHTS TO DISTRIBUTIONS - NO DEFAULT. So long as no Event of Default occurs, Pledgor may receive and retain for his own uses all distributions made in the ordinary course in cash or cash equivalents in respect of any of the Collateral. However, Pledgor shall cause the Corporation to pay directly to Secured Party (a) one hundred percent (100%) of all distributions made other than in cash or cash equivalents in respect of all Collateral, and
(b) one hundred percent (100%) of all distributions of cash or cash equivalents made in respect of any Collateral in connection with a partial or total liquidation or dissolution of the Corporation or in connection with a reduction of capital, capital surplus or paid-in-surplus thereof, whether such distributions be made by way of dividend, interest, distribution


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

or otherwise. Distributions received under (a) above shall be retained by Secured Party as Collateral; distributions received by Secured under (b) above shall be applied by Secured party against the Secured Obligations in the manner specified in Section 12 hereof.

                 7.3 RIGHTS TO DISTRIBUTION - EVENT OF DEFAULT. So long as an Event of Default has occurred, at the option of Secured Party, all rights of Pledgor to receive any distributions which it would otherwise be authorized to receive and retain pursuant to Section 7.2 above shall cease, and all such rights shall thereupon become vested in Secured Party. Secured Party shall thereafter have the sole right to receive, and Pledgor shall cause the Corporation to pay directly to Secured party, one hundred percent (100%) of all distributions, whether in cash, cash equivalents or otherwise, which may be held and/or applied by Secured Party against the Secured Obligations in such order and manner as Secured Party, in its sole and absolute discretion, determines.

                 7.4 DISTRIBUTIONS HELD IN TRUST. All distributions from the Corporation which are received by Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated form other funds of Pledgor, and shall forthwith be paid over to Secured party as pledged Collateral in the same form as so received (with any necessary endorsements).

           8. EVENT OF DEFAULT. The occurrence of any event of default under the Note shall constitute an event of default ("Event of Default") hereunder (giving effect to any grace periods and notification requirement set forth in the Note).

           9. REMEDIES OF SECURED PARTY. Upon the occurrence of any Event of Default hereunder, then in addition to all other rights and remedies of Secured Party under the Note or at law or in equity, upon the occurrence of such Event of Default or at any time thereafter, Secured Party may exercise any and all of the following rights and remedies, all of which shall be cumulative and not mutually exclusive.

                 9.1 NOTIFICATION TO CORPORATION. Secured Party may notify the Corporation of Secured Party's interest in the Collateral and instruct the Corporation to make one hundred percent (100%) of all distributions in respect of the Collateral directly to Secured Party or to Chase.

                 9.2 HANDLING OF FUNDS. Secured Party may require Pledgor to hold in trust for Secured Party all distributions received by Pledgor without commingling them with any other funds, and Secured Party may require Pledgor either to turn over to Secured Party in the form received all checks, drafts, cash and other remittances with any necessary endorsements, or to deposit them immediately in a separate account maintained by or on behalf of Secured party.


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

                 9.3 COMPROMISE OF CLAIMS. Secured Party may (a) settle and adjust all disputes and claims directly with the Corporation with respect to any distributions; (b) consent form time to time to the acceptance of security or additional or substituted security of any kind for any obligation of the Corporation or to the release, surrender or alteration of any such security; and
(c) deal as aforesaid or in any other manner with the Corporation with respect to any distributions.

                 9.4 OTHER RIGHTS AND REMEDIES. Secured Party may pursue and enforce all of the rights and remedies provided in this Agreement or provided to secured parties at law or in equity, including, without limitation, the provisions of the UCC, as amended. Without limiting the generality of the foregoing, Secured Party may dispose of the Collateral or retain it in satisfaction of the Secured Obligations and Secured Party may obtain specific performance of any obligation of Pledgor contained herein without the necessity of posting bond or proving that money damages are an inadequate remedy.

                 9.5 VOTING RIGHTS. Secured Party may exercise the voting and consensual rights and powers, if any, which Pledgor is entitled to exercise prior to any Event of Default pursuant to Section 7 hereof.

           10.   FURTHER REMEDIES.

                 10.1 DEMANDS, NOTICES, ETC.; COMMERCIALLY REASONABLE SALE. All demands of performance, advertisements, notices of sale or retention, as well as the presence of the Collateral at any sale and the constructive possession of the Collateral by the person and conducting any sale, except only as provided by Section 9504(3) of the UCC, are hereby specifically waived by Pledgor. With respect to any Collateral consisting of securities, and whether or not any of such Collateral has been effectively registered under the federal Securities Act of 1933 (the "Securities Act") or other applicable laws, Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. There may be other legal restrictions or limitations affecting Secured Party in any attempt to dispose of all or any part of the Collateral under applicable state "Blue Sky" laws or other state securities laws or similar laws analogous in purpose or effect.

                 10.2 INFORMATION AS TO COMPLIANCE WITH LAW. If Secured Party determines to exercise its right to sell any or all of the Collateral, upon written request, Pledgor shall and shall cause each issuer of any Collateral to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Secured Party as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are form time to time in effect.


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                 10.3    FURTHER ASSURANCES.  Pledgor further agrees to use its
best efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Collateral pursuant to Sections 10.1 and 10.2 hereof valid and binding and in compliance with any and all applicable requirements of law.

           11. RECEIPTS OF SALE. The receipt or receipts of any person conducting as sale of any of any of the Collateral pursuant to this Agreement for the purchase money paid at such sale shall be a sufficient discharge therefor to any purchaser of the Collateral or any part thereof, and no such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money for any purpose of this Agreement, or shall be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

           12. APPLICATION OF PROCEEDS. All sums received or collected by Secured Party, whether before or after default, on or on account of the Collateral, including, without limitation, the proceeds of any sale or disposition thereof shall be applied to the installments of the Secured Obligations, to the payment of any advances, charges, costs and expenses incurred or paid by Secured Party and secured hereby, and to the payment of any and all other obligations secured hereby, all in such order and manner as Secured Party in its sole discretion determines. After such application and after payment by Secured Party of any other amount required by law, including, without limitation Section 9504(1)(c) of the UCC, Secured Party shall pay any balance to Pledgor or to the person or persons entitled thereto upon proper demand being made therefor, and in like manner, Pledgor shall pay to Secured Party, without demand, whatever amount of the Secured Obligations remains unpaid after the Collateral has been sold and the proceeds applied as aforesaid, together with interest thereon from the date of demand at the rate specified in the Note, which interest shall also constitute a part of the Secured Obligations.

           13. RETURN OF COLLATERAL. Subject to any duty imposed by law or otherwise to the holder of any subordinate Lien on the Collateral known to Secured Party, and subject to the direction of a court of competent jurisdiction, upon the payment in full of the Secured Obligations, Pledgor shall be entitled to return of the Collateral in the possession of Secured Party; PROVIDED, HOWEVER that Secured Party shall not be obligated to return to Pledgor or deliver to the holder of any subordinate Lien any such Collateral until it is satisfied that all amounts with respect to the Secured Obligations are no longer subject to being recaptured under applicable bankruptcy or insolvency laws or otherwise. The return of Collateral, however effected, shall be without recourse to Secured Party and Secured Party shall be entitled to receive appropriate documentation to such effect. The return of Collateral shall be effected without representation or warranty and shall not entitle Pledgor to any right to any endorsement.

           14. OBTAINING OF REQUIRED APPROVALS. To the extent the exercise by Secured Party of any remedy afforded herein requires the consent or approval of any governmental


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agency or regulatory body, the right of Secured Party to exercise such remedy shall be conditioned upon receipt by Secured Party of such consent or approval. In furtherance of the exercise by Secured Party of the power of sale granted to it herein, Pledgor agrees that, upon request of Secured Party and without expense to Secured Party, Pledgor shall use his best efforts to obtain all necessary approvals from all applicable foreign, federal, state and local governmental agencies, authorities and instrumentalities for the sale by Secured Party of the Collateral, or any part thereof.

           15. CUMULATIVE RIGHTS, NO WAIVER. The several rights and remedies of Secured Party hereunder or referred to herein shall, to the full extent permitted by law, be construed as cumulative, and no one of them is exclusive of the others. No delay or omission of Secured Party in exercising any right or remedy created by, connected with or provided in this Agreement or arising from any event of default hereunder shall be construed as or deemed to be an acquiescence therein or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement. No waiver of any breach of any of the covenants or conditions of this Agreement shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent breach of the name of any other condition or covenant. In the event of any default hereunder, Secured Party may maintain an action hereon and may maintain successive actions for each other default. The rights of Secured Party hereunder shall not be exhausted by its exercise of any of its rights and remedies or by any such action or by any member of successive actions until and unless all indebtedness secured hereby has been paid in full.

           16. SECURED PARTY'S POSSESSION OF COLLATERAL. Secured Party's sole duty with respect to the Collateral in its possession shall be to use reasonable care in the custody and preservation thereof. Secured Party shall be deemed to have exercised reasonably care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Under no circumstances shall Secured Party be responsible for any injury or loss to the Collateral, or any part thereof, arising from theft, acts of God, flood, fire or from any other cause beyond its reasonable control.

           17. INDEMNIFICATION. Secured Party shall incur no liability if any action taken by Secured Party or on Secured Party's behalf in good faith pursuant to any provision of this Agreement shall prove to be in whole or in part inadequate or invalid and Pledgor agrees to indemnify, defend and hold Secured Party, and its trustees and their respective officers, directors, shareholders, employees, agents and attorneys free and harmless from and against any loss, liability, claim or damage, including without limitation, all reasonable attorneys' fees and court costs incurred (a) in connection with any such action or actions, and (b) in respect of any claims or allegations of third parties arising out of Pledgor's use and ownership of the Collateral or Secured Party's possession of the Collateral or its security interest therein.


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

           18. ASSIGNMENT OF OBLIGATIONS. Upon prior notice to Pledgor, Secured Party may transfer or negotiate any Secured Obligation and upon such transfer or negotiation Secured Party may transfer therewith all or any part of the Collateral. Thereupon Secured Party shall be wholly discharged from all liability and responsibility with respect to the Collateral so transferred.
With respect to any indebtedness or Collateral not so transferred, Secured Party shall retain all of its rights hereunder.

           19.   MISCELLANEOUS.

                 19.1 ATTORNEYS' FEES. Pledgor shall pay promptly to Secured Party upon demand, reasonable attorney's fees (including allocated costs of internal counsel) and all costs and other expenses paid or incurred by Secured Party in collecting or compromising any Secured Obligation or in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement, whether or not suit is filed, expressly including, without limitation, all costs, reasonable attorney's fees and expenses incurred by Secured Party in connection with any insolvency, bankruptcy, reorganization, arrangement or similar proceeding involving Pledgor or any other person that in any way affects the exercise by Secured Party of its rights hereunder, and the proceeds of disposition of any or all of the Collateral shall be applied to the payment of such attorney's fees, costs and other expenses as provided herein.

                 19.2 NOTICES. All notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party hereto in connection with this Agreement shall be in writing and either (a) delivered in person, (b) transmitted by telex, facsimile or telecopy (provided that any notice so given is also mailed as provided herein), (c) delivered by Federal Express-Registered Trademark- or other similar nationally recognized express commercial delivery services or (d) mailed by certified mail, postage prepaid, return receipt requested, and addressed as follows:

           If to Secured Party:    The Cheyne Walk Trust
                                   1325 Airmotive Way, #262
                                   Reno, Nevada  89502-3240
                                   Facsimile:  (702) 786-5414

           If to Pledgor:          Jan D. Moehl
                                   8505 Dieringer Drive
                                   Reno, Nevada  89511

Each such communication or notice shall be effective (i) if given by telex, facsimile or telecopy, when transmitted, (ii) if given by mail, seven (7) days after such communication is deposited in the mail and addressed as aforesaid,
(iii) if given by Federal Express-Registered Trademark- or similar commercial delivery service, three (3) business days after such communication is deposited with such service and addressed as aforesaid, and (iv) if given by any other means, when


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actually delivered at such address.  Either party shall have the right to change the person and/or address to which notices hereunder shall be given, by notice to the other party in the manner set forth above.

                 19.3 REVIVAL OF SECURITY INTERESTS. Secured Party's rights and security interests hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Pledgor, the Corporation or any other person, all as though such amount had not been paid.

                 19.4 AMENDMENT; WAIVER. This Agreement may not be altered or amended except by the written agreement of the parties hereto. No provision of this Agreement or right of Secured Party hereunder can be waived nor can Pledgor be released from its obligations hereunder except by a writing duly executed by Secured Party.

                 19.5 SEVERABILITY. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement nevertheless shall be effective.

                 19.6 TERMINOLOGY. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular and vice versa, and the neuter shall include the masculine and feminine. All terms used herein shall have the same meaning as in the provisions of the UCC, as amended.

                 19.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 19.8 APPLICABLE LAW. This Agreement is to be governed by and construed in accordance with the laws of the State of California.

                 19.9 TRIAL BY JURY. PLEDGOR HEREBY WAIVES, AND COVENANTS THAT HE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT TO ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY DOCUMENT RELATING HERETO OR ANY SECURED OBLIGATION, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

                 IN WITNESS WHEREOF, the parties herein have executed this Agreement the day and year first above written.


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                                   "PLEDGOR":

                                   /s/ Jan D. Moehl
                                   -------------------------------------------
                                   Jan D. Moehl



                                   "SECURED PARTY":

                                   The Trustees of the Cheyne Walk Trust


                                   By:  /s/ Jan D. Moehl
                                        --------------------------------------
                                        Jan D. Moehl, Chief Operating Officer


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